UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2021

MAGNACHIP SEMICONDUCTOR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34791	83-0406195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o MagnaChip Semiconductor S.A.

1, Allée Scheffer, L-2520

Luxembourg, Grand Duchy of Luxembourg

(Address of Principal Executive Offices)

Not Applicable

(Zip Code)

(352) 45-62-62

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

As previously disclosed, on March 25, 2021, Magnachip Semiconductor Corporation, a Delaware corporation (the “Company”), South Dearborn Limited, an exempted company incorporated in the Cayman Islands with limited liability (“Parent”) formed by an affiliate of Wise Road Capital LTD (“Wise Road”), and Michigan Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, among other things, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing its corporate existence under the General Corporation Law of the State of Delaware as the surviving corporation in the Merger and becoming a wholly owned subsidiary of Parent. In connection with the Merger, the Company filed its definitive proxy statement on Schedule 14A with the U.S. Securities and Exchange Commission (the “SEC”) on May 7, 2021 (as amended and supplemented, the “Proxy Statement”).

On June 11, 2021, the Company, Parent and Merger Sub entered into a letter agreement (the “Letter Agreement”), pursuant to which, among other things, the parties agreed that, notwithstanding the provisions of the Merger Agreement, the Company may, from the time that the press release discussed in Item 8.01 has been issued through 5:00 p.m. New York City time on June 16, 2021, participate in discussions with Cornucopia Investment Partners (“Cornucopia”) regarding the Proposal (as defined below) for the sole purpose of making the determination as to whether the Proposal constitutes or could reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement).

The foregoing description of the Letter Agreement is qualified in its entirety by the full text of the Letter Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

Item 8.01. Other Events

On June 11, 2021, the Company confirmed by press release receipt of a proposal from Cornucopia on behalf of itself and a group of investors to acquire all of the outstanding shares of common stock of the Company for $35.00 per share in cash (assuming the number of shares on a fully diluted basis at closing of the transaction will be 47,470,416, as shown in the Company’s Form 10-Q filed on May 10, 2021) (the “Proposal”) and that the Company, Parent and Merger Sub have agreed to the terms in the Letter Agreement. The press release also announces that in light of the Proposal, the Company expects to adjourn the special meeting of stockholders scheduled for 8:00 p.m. Eastern time on June 15, 2021 to June 17, 2021. On June 15, 2021, the Company will announce the time that the special meeting of stockholders will reconvene on June 17, 2021.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving the Company and Wise Road. In connection with the proposed transaction, the Company has filed relevant materials with the SEC, including the Proxy Statement. Promptly after filing the Proxy Statement with the SEC, the Company mailed the Proxy Statement and a proxy card to each shareholder of the Company entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its shareholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF MAGNACHIP ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT MAGNACHIP WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. The Proxy Statement and other relevant materials in connection with the proposed transaction, and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or at the Company’s website at www.magnachip.com.

Participants in the Solicitation

This communication does not constitute a solicitation of proxy, an offer to purchase, or a solicitation of an offer to sell any securities. The Board and the Company’s executive officers are, and certain employees may be, deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction. Information regarding the names of such persons and their respective interests in the proposed transaction, by securities holdings or otherwise, are set forth in the Proxy Statement. Additional information regarding these individuals is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 9, 2021, and Annual Report Amendment No. 1 on Form 10-K/A for the year ended December 31, 2020, filed with the SEC on April 30, 2021. To the extent the Company’s directors and executive officers or their holdings of the Company’s securities have changed from the amounts disclosed in those filings, to the Company’s knowledge, such changes have been or will be reflected on initial statements of beneficial ownership on Form 3 or statements of change in ownership on Form 4 on file with the SEC. These documents are (or, when filed, will be) available free of charge at the SEC’s website at www.sec.gov or at the Company’s website at www.magnachip.com.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor created thereby. Statements that are not historical or current facts, including statements about beliefs and expectations and statements relating to the proposed transaction among the Company and Wise Road and expressions of confidence, are forward-looking statements. These forward-looking statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “will be,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe(s),” “intend,” “predict,” “potential,” “future,” “strategy,” “opportunity” and similar words or phrases or the negatives of these words or phrases. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including, but not limited to: the possibility that any or all of the conditions precedent to the consummation of the proposed transaction, including, the receipt of shareholder and regulatory approvals, may not be satisfied or waived; unanticipated difficulties or expenditures relating to the proposed transaction; that the transaction may not be completed in a timely manner or at all; the occurrence of any event, change or circumstance that could give rise to the termination of the Merger Agreement with respect to the proposed transaction with Wise Road; the diversion of and attention of management of the Company on transaction-related issues; legal proceedings, judgments or settlements, including those that may be instituted against the Company, the Board and the Company’s executive officers and others following the announcement of the proposed transaction; disruptions of current plans and operations caused by the announcement and pendency of the proposed transaction; potential difficulties in employee retention due to the announcement and pendency of the proposed transaction; the response of customers, suppliers, business partners and regulators to the announcement of the proposed transaction; and other risks and uncertainties and the factors identified under “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and updated in subsequent reports filed by the Company with the SEC. These reports are available at www.magnachip.com or www.sec.gov. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished as part of this report:

Exhibit No.	Description

2.1	Letter Agreement, dated as of June 11, 2021, by and among Magnachip Semiconductor Corporation, South Dearborn Limited and Michigan Merger Sub, Inc.

99.1	Press Release, dated June 11, 2021, relating to the proposal from Cornucopia Investment Partners

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2021

MAGNACHIP SEMICONDUCTOR CORPORATION

By:	/s/ Theodore Kim
Name:	Theodore Kim
Title:	Chief Compliance Officer, General Counsel and Secretary

Exhibit 2.1

EXECUTION VERSION

LETTER AGREEMENT

June 11, 2021

VIA EMAIL

Magnachip Semiconductor Corporation

c/o Magnachip Semiconductor, Ltd.

VPLEX Bldg., 15F

501 Teheran-ro, Gangnam-gu

Seoul 06168, Republic of Korea

Attention: Theodore S. Kim, General Counsel

Email: theodore.kim@magnachip.com

cc:	Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Attention: Ross A. Fieldston

Jeffrey D. Marell

Email: rfieldston@paulweiss.com

jmarell@paulweiss.com

Re:    Cornucopia Investment Partners Proposal

Dear Sir:

This Letter Agreement (this “Letter Agreement”) makes reference to that certain Agreement and Plan of Merger, dated as of March 25, 2021 (as may be amended, supplemented or modified, the “Merger Agreement”), by and among South Dearborn Limited, an exempted company incorporated in the Cayman Islands with limited liability (“Parent”), Michigan Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and Magnachip Semiconductor Corporation, a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

WHEREAS, the Company received a proposal (such proposal, the “Cornucopia Proposal”), dated June 9, 2021, from Cornucopia Investment Partners (“Cornucopia”); and

WHEREAS, pursuant to and in accordance with Section 5.3(c) of the Merger Agreement, on June 9, 2021, the Company notified Parent of the receipt of the Cornucopia Proposal;

NOW, THEREFORE, in consideration of the rights and obligations contained herein, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree as follows:

1.        Participation in Discussions. Parent and Merger Sub hereby acknowledge and agree that, notwithstanding any provisions in the Merger Agreement, from the time that the press release, in the form attached hereto as Annex A, is issued by the Company (the “Effective Date”) until 5:00 p.m. New York City time on June 16, 2021 (the “Engagement Period”), the Company may participate in discussions with Cornucopia regarding the Cornucopia Proposal for the sole purpose of making the determination as to whether the Cornucopia Proposal constitutes or could reasonably be expected to lead to a Superior Proposal; provided however, that no such determination shall be made during the Engagement Period. Parent, Merger Sub and the Company hereby further acknowledge and agree that upon the expiration of the Engagement Period, this Letter Agreement shall cease to have any further force or effect.

2.        Company Stockholders Meeting. Parent and Merger Sub hereby acknowledge that the Company expects to adjourn the Company Stockholders Meeting, currently scheduled for 8:00 p.m. Eastern Time on June 15, 2021, to June 17, 2021 at a time to be determined by the Company and announced on June 15, 2021, and the Company reserves its right to further adjourn the Company Stockholders Meeting in accordance with the terms of the Merger Agreement.

3.        Ratification of the Merger Agreement. Except as otherwise expressly provided herein, all of the terms and conditions of the Merger Agreement (including the terms and conditions set forth in Section 5.3(c) of the Merger Agreement) are ratified and shall remain unchanged and continue in full force and effect.

4.        Counterparts. This Letter Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same agreement.

5.        Governing Law. This Letter Agreement, and any dispute, claim, legal action, suit, proceeding or controversy arising out of or relating hereto, shall be governed by, and construed in accordance with, the Law of the State of Delaware, without regard to conflict of law principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, this Letter Agreement has been executed as of the date first above written.

PARENT:

SOUTH DEARBORN LIMITED

By:	/s/ Yuanjie Zhang

Name:	Yuanjie Zhang
Title:	Director

MERGER SUB:

MICHIGAN MERGER SUB, INC.

By:	/s/ Yuanjie Zhang

Name:	Yuanjie Zhang
Title:	Director

[Signature Page to Letter Agreement]

ACKNOWLEDGED AND AGREED:

COMPANY:

MAGNACHIP SEMICONDUCTOR CORPORATION

By:	/s/ Theodore Kim
Name:	Theodore Kim
Title:	Chief Compliance Officer, General Counsel and Secretary

[Signature Page to Letter Agreement]

Annex A

Press Release

(see attached)

Exhibit 99.1

Press Release

Magnachip Confirms Receipt of Unsolicited Proposal

SEOUL, South Korea, June 11, 2021 — Magnachip Semiconductor Corporation (“Magnachip” or the “Company”) (NYSE: MX), the South Korean leader in display and power solutions, today confirmed receipt of an unsolicited proposal from Cornucopia Investment Partners on behalf of itself and a group of investors, including financial sponsors led by Mr. Tim Crown, Yango financial holdings, Sino-Rock Investment Management Company Limited and Lombarda China Fund, to acquire all of the outstanding shares of Magnachip common stock, par value $0.01 per share (the “Common Stock”), for $35.00 per share in cash (assuming the number of shares on a fully diluted basis at closing of the transaction will be 47,470,416, as shown in the Magnachip’s Form 10-Q filed on May 10, 2021) (the “Proposal”).

As previously announced, on March 25, 2021, Magnachip entered into an Agreement and Plan of Merger (the “Merger Agreement”) with South Dearborn Limited, an exempted company incorporated in the Cayman Islands with limited liability (“Parent”) formed by an affiliate of Wise Road Capital LTD (“Wise Road”), and Michigan Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into Magnachip (the “Merger”), with Magnachip continuing its corporate existence under the General Corporation Law of the State of Delaware as the surviving corporation in the Merger and becoming a wholly owned subsidiary of Parent. Under and subject to the terms of the Merger Agreement, each share of Common Stock issued and outstanding immediately before the effective time of the Merger (other than Excluded Shares and Dissenting Shares (as defined in the Merger Agreement)) will be cancelled and will cease to exist and will be automatically converted into the right to receive $29.00 in cash, without interest, subject to applicable withholding taxes. In connection with the Merger, the Company filed its definitive proxy statement on Schedule 14A with the U.S. Securities and Exchange Commission (the “SEC”) on May 7, 2021 (the “Proxy Statement”).

Magnachip’s Board of Directors, in consultation with its legal and financial advisors, will carefully review and consider the Proposal. Magnachip, Parent and Merger Sub have reached an agreement whereby, through June 16, 2021, Magnachip will have the right to participate in discussions with Cornucopia in connection with the Proposal for the sole purpose of determining whether the Proposal constitutes or could reasonably be expected to lead to a superior proposal. Magnachip’s Board of Directors has not yet made such a determination. In light of the Proposal, Magnachip expects to adjourn the special meeting of stockholders scheduled for 8:00 p.m. Eastern time on June 15, 2021 to June 17, 2021. The time of the adjourned meeting will be announced on June 15, 2021.

Magnachip remains subject to the Merger Agreement. Magnachip’s Board of Directors has not changed its recommendation that Magnachip stockholders vote “FOR” the proposal to adopt the Merger Agreement and approve the Merger.

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About Magnachip Semiconductor Corporation

Magnachip is a designer and manufacturer of analog and mixed-signal semiconductor platform solutions for communications, IoT, consumer, industrial and automotive applications. The Company provides a broad range of standard products to customers worldwide. Magnachip, with more than 40 years of operating history, owns a portfolio of approximately 1,200 registered patents and pending applications, and has extensive engineering, design and manufacturing process expertise. For more information, please visit www.magnachip.com. Information on or accessible through Magnachip’s website is not a part of, and is not incorporated into, this release.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Magnachip and Wise Road Capital. In connection with the proposed transaction, Magnachip has filed relevant materials with the SEC, including the Proxy Statement. Promptly after filing the Proxy Statement with the SEC, Magnachip mailed the Proxy Statement and a proxy card to each shareholder of Magnachip entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the Proxy Statement or any other document that Magnachip may file with the SEC or send to its shareholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF MAGNACHIP ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT MAGNACHIP WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. The Proxy Statement and other relevant materials in connection with the proposed transaction, and any other documents filed by Magnachip with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or at Magnachip’s website at www.magnachip.com.

Participants in the Solicitation

This communication does not constitute a solicitation of proxy, an offer to purchase, or a solicitation of an offer to sell any securities. Magnachip and its directors and executive officers are, and certain employees may be, deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction. Information regarding the names of such persons and their respective interests in the proposed transaction, by securities holdings or otherwise, are set forth in the Proxy Statement filed with the SEC on May 7, 2021. Additional

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information regarding these individuals is set forth in Magnachip’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 9, 2021, and Annual Report Amendment No. 1 on Form 10-K/A for the year ended December 31, 2020, filed with the SEC on April 30, 2021. To the extent Magnachip’s directors and executive officers or their holdings of Magnachip securities have changed from the amounts disclosed in those filings, to Magnachip’s knowledge, such changes have been or will be reflected on initial statements of beneficial ownership on Form 3 or statements of change in ownership on Form 4 on file with the SEC. These documents are (or, when filed, will be) available free of charge at the SEC’s website at www.sec.gov or at Magnachip’s website at www.magnachip.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor created thereby. Statements that are not historical or current facts, including statements about beliefs and expectations and statements relating to the proposed transaction among the Company and Wise Road Capital and expressions of confidence, are forward-looking statements. These forward-looking statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “will be,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe(s),” “intend,” “predict,” “potential,” “future,” “strategy,” “opportunity” and similar words or phrases or the negatives of these words or phrases. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including, but not limited to: the possibility that any or all of the conditions precedent to the consummation of the proposed transaction, including, the receipt of shareholder and regulatory approvals, may not be satisfied or waived; unanticipated difficulties or expenditures relating to the proposed transaction; that the transaction may not be completed in a timely manner or at all; the occurrence of any event, change or circumstance that could give rise to the termination of the definitive agreement with respect to the proposed transaction with Wise Road Capital; the diversion of and attention of management of the Company on transaction-related issues; legal proceedings, judgments or settlements, including those that may be instituted against the Company, the Company’s board of directors and executive officers and others following the announcement of the proposed transaction; disruptions of current plans and operations caused by the announcement and pendency of the proposed transaction; potential difficulties in employee retention due to the announcement and pendency of the proposed transaction; the response of customers, suppliers, business partners and regulators to the announcement of the proposed transaction; and other risks and uncertainties and the factors identified under “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and updated in subsequent reports filed by the Company with the SEC. These reports are available at www.magnachip.com or www.sec.gov. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.

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CONTACTS:

In the United States:

So-Yeon Jeong

Head of Investor Relations

Tel. +1-408-712-6151

investor.relations@magnachip.com

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